UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

______________________________

Date of Report (Date of earliest event reported):   July 8, 2008

eMax Holdings Corporation
 (Exact Name of Registrant as Specified in Charter)

Utah (State or other jurisdiction of incorporation)	33-20394-D (Commission File Number)	84-1099450 (IRS Employer Identification No.)

300 South 700 St B149
    Salt Lake City, Utah 32819
(Address of principal executive offices)

Registrant's telephone number, including area code:  (888) 344-3629

5401 Kirkman Road, Suite 158
Orlando, Florida 32819

539 Bunker Lane
    Pleasanton, California
(Former name or former address, if changed since last report.)

Item 5.01 Changes in Control of Registrant.

On July 8, 2008, pursuant to a Purchase Agreement (the “Agreement”) among Slavoljub Stefanovic (Stefanovic) and E and A Enterprise Trust (“E and A”), and certain security holders of the Registrant (hereinafter such security holders are referred to as the “Shareholders”), the following occurred:

   (a)            E and A Enterprises Trust sold to Stefanovic 64,000,000 shares of the Registrant's common stock, $.0001 par value (the “Common Stock”), (all of the foregoing, the “Purchased Securities”);

   (b)            Stefanovic paid consideration of $640.00 in cash for the Purchased Securities; and

   (c)            Roxanna Weber agreed to resign her position as President and Chairman of the Board and retains her position of Secretary and Director of the company.

    As a result of the closing of the Agreement, Stefanovic owns approximately fifty seven percent (57.%) of the 251,716,824 outstanding shares of the Freely Trading Common Stock of the Registrant and controls sixty seven percent (67%) of the 1,134,865,364, issued and outstanding shares. Over Six hundred million shares are held in trust by the company for investment interests in several companies. No source of the consideration by Stefanovic to acquire control of the Registrant was a loan made in the ordinary course of business by a bank as defined in Section 3(a)(6) of the Act.

The Exchange Agreement was adopted by the unanimous consent of the Board of Directors of EMAX and approved by the consent of the shareholders of EMAX on June 15, 2008.

The officers and directors of the company change subsequent to the Exchange Agreement. See "Management" below.

1.	The capital structure of the company will stay the same and as previously announced the company will not be reverse splitting its shares.

2.	The following table sets forth certain information regarding beneficial ownership of the common stock of EMAX WORLDWIDE, INC. as of July 8, 2008:

- each person or entity known to own beneficially more than 5% of the common stock or 5% of the preferred stock;
- each of , EMAX WORLDWIDE, INC.'s directors;
- each of EMAX WORLDWIDE INC's named executive officers; and
- all executive officers and directors of EMAX WORLDWIDE INC. as a group.

Title of Class	Name and address of Beneficial Owner (1)%		Amount & Nature of Beneficial Ownership
COMMON STOCK	Dr. SLAVOLJUB STEFANOVIC (2) President and Chairman	67.64%	767,637,218
	E AND A ENTERPRISES Trust	.057%	64,702,149
	ROXANNA WEBER Secretary and Director	.0013%	1,422,624

	DORLISS BRIGHT Director	.002	2,000,000

Total		67.7% Ownership	835,761,991

1.	Except as otherwise set forth, the address for each of these shareholders is c/o EMAX WORLDWIDE, INC. 300 SOUTH 700, Suite B149 Salt Lake City, Utah.

2.	Dr. Slavoljub Stefanovic shares he holds in his person name, in his three daughters nameand shares held in trust by the registrant for planned investments, dividends and warrants

 Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
To the knowledge of the Registrant, there are not any arrangements or understandings among members of the former and new control groups and their associates with respect to the election of directors or other matters with respect to the Registrant, except that the aforementioned Agreement provided for the resignations of Roxanna Weber as President of the Registrant. The current directors of the Registrant, Roxanna Weber, Dr. Slavljub Stefanovic and Dorliss Bright will stay the say until the next scheduled vote for officers and directors.
Board of Directors	Officers
Dr. Slavoljub Stefanovic	President and Chairman of the Board
Roxanna Weber	Roxanna Weber, Secretary and Director
Dorliss Bright	Director

    There is currently no arrangement, known to the Registrant, including any pledge by any person of securities of the Registrant or any of its parents, the operation of which may at a subsequent date result in a further change in control of the Registrant. The Registrant shall file with the Securities and Exchange Commission a statement on Schedule 14F reporting the events occurring in connection with the Agreement, and eMax shall file with the Securities and Exchange Commission a statement on Schedule 13D reporting its acquisition of the Purchased Securities.

Item 9.01. Financial Statements and Exhibits.

    The following exhibits are filed with this report:

Exhibit No.	Exhibit Description
3.3	Articles of Amendment to the Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMAX WORLDWIDE INC.
July 8, 2008	By: /s/
Name: Roxanna Weber
Title: Secretary